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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         PRO TECH COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                          PRO TECH COMMUNICATIONS, INC.

                                                                  August 7, 2000

Dear Fellow Stockholder:

The adjourned Annual Meeting of Pro Tech stockholders, which will be held on August 11, 2000, is only a few days away. Your Board of Directors unanimously recommends that stockholders vote in favor of the proposals under consideration.

Your vote is extremely important, no matter how many or how few shares you own. Since time is short, we have established a method which will enable you to vote by toll-free ProxyGram. Please follow the simple steps listed below.

If you have any questions or need assistance in the last-minute voting of your shares, please call Innisfree M&A Incorporated, who is assisting us in the solicitation of proxies, toll-free at 888-750-5834.

Very truly yours,

Rich Hennessey
President

      TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY ARE
                         AVAILABLE TO ASSIST YOU NOW!!!

                                  INSTRUCTIONS

1.  Call Toll-Free 1-877-880-9547, anytime, day or night.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 8141, Pro Tech Communications, Inc.

3.  State your name, address and telephone number.

4. State your Confidential Identification Number and Number of Shares as shown below:


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                  Confidential Identification Number:  (CIN)

                  Number of Shares:  (NumShares)

  5. Give the operator your voting preferences, using the proxy text below.

                          PRO TECH COMMUNICATIONS, INC.

                           3311 INDUSTRIAL 25TH STREET

                           FORT PIERCE, FLORIDA 34946

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Keith Larkin and Richard Hennessey and each of them individually, as proxies, each with full powers the undersigned would possess if personally present, and each with full power of substitution, to represent and vote all of the shares of common stock of Pro Tech Communications, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on August 11, 2000 or any adjournments or postponements thereof, on the following proposals:

With respect to such other matters that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting the proxies named above are authorized to vote upon those matters in their discretion.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is indicated, this proxy will be voted as recommended by the board of directors for all proposals.

1.  Amendment to the Articles of Incorporation of the Company to:
    (a) Increase the authorized number of shares of the Company's common stock from 10,000,000 to 40,000,000 shares; and
    (b) create 1,000,000 shares of the Company's blank check preferred stock.

    (  ) FOR                         (  ) AGAINST                  (  ) ABSTAIN

2.  Election of Directors

    Nominees:  Keith Larkin and Richard Hennessey

                (  ) FOR                           (  ) WITHHOLD

Instructions: To withhold authority to vote for any individual nominee, give that nominee's name to the operator.

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3.  To approve the amendment of the Company's 1998 Stock Option Plan to increase the number of shares of common stock available for issuance under the Plan from 500,000 shares to 2,000,000 shares.

    (  ) FOR                         (  ) AGAINST                  (  ) ABSTAIN

4. To ratify the appointment of Morgan Jacoby Thum Boyle & Associates, P.A. as independent auditors for the fiscal year year ending October 31, 2000.

    (  ) FOR                         (  ) AGAINST                  (  ) ABSTAIN


Please give name to the operator exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor administrator, trustee or guardian, please give title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.